Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Sysco Corporation 2015 Employee Stock Purchase Plan of our reports dated August 25, 2014, with respect to the consolidated financial statements of Sysco Corporation and the effectiveness of internal control over financial reporting of Sysco Corporation included in its Annual Report (Form 10-K) for the year ended June 28, 2014, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Houston, Texas
December 22, 2014